AGREEMENT TO ARBITRATE

The parties hereto, Reliability, Inc. ("Reliability"), Maslow Media Group, Inc. ("Maslow"), Nicholas Tsahalis ("Tsahalis"), Mark Speck ("Speck"), Jeffrey Eberwein ("Eberwein") and Lone Star Value Management, LLC ("LSVM") (hereinafter Reliability, Maslow, Tsahalis, Speck, Eberwein, and LSVM are collectively referred to as the "Reliability Parties"), on the one hand, and Vivos Holdings, LLC ("Vivos"), Vivos Real Estate Holdings, LLC (" VREH"), Naveen Doki, M.D. ("Doki"), Suresh Doki ("S. Doki") Silvija Valleru, M.D. ("Valleru"), Kaylan Pathuri ("Pathuri"), Igly Trust by Kaylan Pathuri, its trustee ("Igly"), Shirisha Janumpally ("Janumpally"), Judos Trust by Shrishsha Janumpally, its trustee ("Judos") and Federal Systems, LLC ("Federal") (hereinafter, Vivos, VREH, Doki, S. Doki, Valleru, Pathuri, Igly, Janumpally, Judos, and Federal as the "Vivos Parties"), (hereinafter the Reliability Parties and the Vivos Parties together shall be referred to as the "Parties") on the other hand, agree to arbitrate certain claims and disputes as follows:

Whereas, the Parties are engaged in litigation pending in the following venues: (1) In the Circuit Court for Montgomery County, Maryland, Case No.: 479883V (the "Maryland Case"); (2) in the United States District Court for the Southern District of New York, ase 1:20-cv-07109-KPF (the "Federal Case"); in the District Court of Harris County, Texas, 55th Judicial District Cause no. 2020-13437 (the "Texas Case"); (4) in the Fourteenth Court of Appeals, Case no. No. 14-20-00733-CV (the "Texas Appeal"); and, (5) an arbitration proceeding before the American Arbitration Association pending in New York City, Reliability Incorporated v. Naveen Doki, Silvija Valleru, Shirisha Janumpally, Case 01-20-0005-5053 (the "AAA Proceeding") (hereinafter the Maryland Case, the Federal Case, the Texas Case, the Texas Appeal and the AAA Proceeding shall be referred to as the "Litigation"); and,

Whereas, the Parties desire to arbitrate all claims pending in the Litigation, and those arising out of the same facts as the claims pending in Litigation (the "Claims"), and desire to have the Claims arbitrated together in one (1) binding arbitration hearing;

AND now the Parties agree as follows:

1. <u>Recitals</u>. The Recitals stated above are incorporated herein and form a material part of this Agreement to Arbitrate.

2. <u>Arbitrator</u>. The parties agree to submit the Litigation as defined above to the Hon. Patrick Woodward and if he is unavailable to another Arbitrator mutually acceptable to all parties. The parties agree and authorize the Arbitrator to set the schedule, timing, place and pre-arbitration proceedings and submissions in this matter.

3. <u>Timing</u>. The parties agree to hold an arbitration hearing within 150 days from the date of this agreement subject to the availability of Hon. Patrick Woodward to serve and subject as well to his availability, and if he is unavailable to another Arbitrator mutually acceptable to all parties. The outcome of the arbitration shall be binding. Except as modified herein, the arbitration shall proceed in accordance with the Maryland Uniform Arbitration Act, Md. Code Ann. Courts & Judicial Proceedings, 3-201, *et seq*.

3. Arbitrator Cost. The Reliability Parties and the Vivos Parties agree to equally divide (50% each) the Arbitrator's fees.

4. Stay of Maryland Case. The Parties agree to jointly move to stay the Litigation upon execution of this Agreement to Arbitrate. If a forum will not stay a particular proceeding of Litigation, the parties agree to dismiss such proceeding without prejudice and enter a tolling agreement to toll any or all of the claims pending in the litigation for up to one year following the date of this Agreement to Arbitrate. Upon entry of a decision by the arbitrator, the foregoing proceedings shall be dismissed with prejudice.

5. Status Quo. Pending a final, non-appealable judgment confirming the award in arbitration, (1) the Parties Agree to maintain the status quo in the operation and corporate governance of Reliability; (2) The Vivos Parties shall not take any action to call a meeting of shareholders, to act on written consent, or in any way seek to effectuate any change in the corporate governance of Reliability; and (3) Reliability shall not expand its Board of directors, make changes to its by-laws, issue new stock of any Class, whether voting or otherwise, in violation of the bylaws, add or change any dividend policies, option policies, or executive compensation policies, or issue additional shares of Reliability stock, but may replace Reliability officers or members or Maslow's Board of Directors and officers, and may hire other executives as needed in Reliability or Maslow's normal course of business.

6. Discovery. The parties agree to conduct discovery depositions in furtherance of the Arbitration. Each party to this Agreement to Arbitrate agrees to appear for deposition, upon reasonable request. Further, the parties agree to fully cooperate in the setting, scheduling, timing and place of depositions including depositions taken *de bene esse*.

7. Injunctive Relief. The Parties agree that this either side may seek injunctive relief in the Maryland Case in order to: (1) enforce this Agreement; (2) enforce the appearance at deposition and at hearing of witnesses who are party to this agreement; and (3) to enforce the appearance of third parties who have been served with subpoena for appearance at deposition.

8. Integration. Subject to the provisions of paragraph 8 of this Agreement to Arbitrate, this Agreement constitutes the entire understanding of the parties with respect to the subject matter herein.

9. Counterparts. This Agreement may be executed in counterparts by telecopy or electronic mail and shall be binding and effective upon execution by all of the Parties. Each counterpart shall be deemed an original, and together shall constitute one document.

[SIGNATURES ON FOLLOWING PAGES]

The Reliability Parties:

Reliability, Inc.

[signature]

By: Nick Tsahalis

Its: President

Maslow Media Group, Inc.

[signature]

By: Nick Tsahalis

Its: CEO

Lone Star Value Management, LLC

By:

Its:

[signature]

Nicholas Tsahalis

Mark R Speck

Mark Speck

Jeffrey Eberwein

The Vivos Parties:

Vivos Holdings, LLC

By:

Its:

Vivos Real Estate Holdings, LLC

By:

Its:

Naveen Doki

Suresh Doki

Silvija Valleru

Kalyan Pathuri

Igly Trust, by Kaylan Pathuri, its Trustee

Shirisha Janumpally

The Reliability Parties:

Reliability, Inc.

____

By: ______________________

Its: ______________________

Maslow Media Group, Inc.

____

By: ______________________

Its: ______________________

Lone Star Value Management, LLC

Jeffrey E. Eberwein

By: ______________________

Its: Managing Member & CEO

____

Nicholas Tsahalis

____

Mark Speck

____

Jeffrey Eberwein

The Vivos Parties:

Vivos Holdings, LLC

____

By: Naveen Doki

Its: Majority owner

Vivos Real Estate Holdings, LLC

____

By: Naveen Doki

Its: Majority owner

____

Naveen Doki

____

Suresh Doki

____

Silvija Valleru

____

Kalyan Pathuri

____

Igly Trust, by Kaylan Pathuri, its Trustee

S. Janumpally

____

Shirisha Janumpally

S. Janumpally

Judos Trust, by Shirisha Janumpally, its Trustee

Federal Systems, LLC, LLC

By: Naveen Doki

Its: Director

4835-3387-2377, v. 1